CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the  Registration  Statement on Form

N-1A of The GKM Funds and to the use of our report dated  September  25, 2007 on the GKM Growth Fund's (a series of shares of The GKM Funds) financial statements and financial  highlights.  Such financial  statements and financial  highlights appear  in the 2007  Annual  Report  to  Shareholders  that is  incorporated  by reference into the Statement of Additional Information.





                                         /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
NOVEMBER 27, 2007